NOTICE OF CONVERSION

April 1, 2016

To: KSIX Media Holdings, Inc.
10624 S. Eastern Avenue
Suite A-910
Henderson, NV 89052
(800) 760-9689

The undersigned, Paywall, Inc., a Nevada corporation ((hereinafter referred to as "Paywall") hereby elects to convert $20,000 owed to Paywall pursuant to a Convertible Note Payable executed with KSIX Media Holdings, Inc., a Nevada corporation (hereinafter referred to as "KSIX") on or about January 19, 2016 (hereinafter referred to as the "Note"), and the subsequent Addendum executed on or about March 23, 2016 (the "Conversion").

This Conversion is being made pursuant to §1 of the Addendum. As such, based upon a $0.08 price per share of KSIX Common Stock, and the appropriate conversion discount as set out in §1 of the Addendum, Paywall hereby requests the issuance of 454,545 shares of the Common Stock of KSIX (hereinafter referred to as the "Conversion Shares").

Please issue a certificate or certificates representing said Conversion Shares in the name of the undersigned Paywall, Inc. or its assigns (e.g. which must be assigned in writing within seven days of the Notice of Conversion) in lieu of $20,000 owed under the Note.

In support thereof, the undersigned representative of Paywall hereby executes this Notice of Conversion on the date as set forth above.

____
Edwin Winfield, Secretary of Paywall, Inc.

Acceptance by KSIX: Carter Matzinger Date: 4/1/16
Carter Matzinger, President of KSIX